AMENDMENT TO FORM 8-A/A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     -------------------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     -------------------------------------

                CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
             (Exact name of registrant as specified in its charter)

                 Maryland                                23-2451535
(State of incorporation or organization)       (IRS Employer Identification No.)

                              466 Lexington Avenue
                            New York, New York 10017
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:          Name of each exchange on which
                                                  class is to be registered:
Common Stock, par value $0.001 per share          American Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1   Description of Registrant's Securities to be Registered.

         The section captioned "Additional Information About the Fund - Description of Securities to be Issued" in Registrant's prospectus forming a part of Registrant's Pre-Effective Amendment No. 1 to its Registration Statement on Form N-14 (No. 333-56526), as filed with the Securities and Exchange Commission on March 28, 2001, is incorporated herein by reference.

Item 2   Exhibits.

         Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.
                                Date: May 10, 2006

                                By: /s/ Steven B. Plump
                                    ______________________________________
                                    Name:  Steven B. Plump
                                    Title: Chief Executive Officer and President